Exhibit (q)

POWER OF ATTORNEY

The undersigned, Michael J. Castellano, Richard E. Cavanagh, Cynthia L. Egan, Frank J. Fabozzi, Robert Fairbairn, Henry Gabbay, R. Glenn Hubbard, W. Carl Kester, Catherine A. Lynch, John M. Perlowski and Karen P. Robards, Directors/Trustees of each of the registered investment companies listed in Appendix A hereto, hereby authorize Benjamin Archibald, John Perlowski, Neal J. Andrews, Jay M. Fife, Jennifer McGovern, Scott Hilton and Janey Ahn, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-1A, filed for such registered investment company or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of each registered investment company listed in Appendix A or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 7th day of January, 2019.

Signature	Title	Signature	Title

/s/ Michael J. Castellano Michael J. Castellano	Director/ Trustee	/s/ R. Glenn Hubbard R. Glenn Hubbard	Director/ Trustee

/s/ Richard E. Cavanagh Richard E. Cavanagh	Director/ Trustee	/s/ W. Carl Kester W. Carl Kester	Director/ Trustee

/s/ Cynthia L. Egan Cynthia L. Egan	Director/ Trustee	/s/ Catherine A. Lynch Catherine A. Lynch	Director/ Trustee

/s/ Frank J. Fabozzi Frank J. Fabozzi	Director/ Trustee	/s/ John M. Perlowski John M. Perlowski	Director/ Trustee

/s/ Robert Fairbairn Robert Fairbairn	Director/ Trustee	/s/ Karen P. Robards Karen P. Robards	Director/ Trustee

/s/ Henry Gabbay Henry Gabbay	Director/ Trustee

Appendix A

BlackRock Allocation Target Shares

BlackRock Bond Fund, Inc.

BlackRock California Municipal Series Trust

BlackRock Funds IV

BlackRock Funds V

BlackRock Funds VI

BlackRock Multi-State Municipal Series Trust

BlackRock Municipal Bond Fund, Inc.

BlackRock Municipal Series Trust

BlackRock Series Fund II, Inc.

BlackRock Strategic Global Bond Fund, Inc.

BlackRock Variable Series Funds II, Inc.

FDP Series II, Inc.

Managed Account Series II

Master Bond LLC

Master Investment Portfolio II